UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017 (May 25, 2017)

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York		10055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2017, BlackRock, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, all director nominees were elected (Item 1). The proposal to approve the compensation of the named executive officers as disclosed in the Company’s proxy statement, through an advisory, non-binding resolution, was approved (Item 2). Additionally, the shareholders voted to recommend a frequency of one year for future executive compensation advisory votes, through an advisory, non-binding resolution (Item 3). Further, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2017 (Item 4). In addition, the shareholder proposal regarding proxy voting record on executive compensation was not approved (Item 5). Finally, the shareholder proposal regarding production of an annual report on certain trade association and lobbying expenditures was not approved (Item 6).

The following are the voting results on each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Company’s definitive proxy statement for the Annual Meeting.

Item 1 – Election to the Company’s Board of Directors of the following 18 nominees:

	For	Against	Abstentions	Broker Non-Votes
Abdlatif Yousef Al-Hamad	135,335,551	199,626	105,937	9,072,763
Mathis Cabiallavetta	135,363,596	173,132	104,386	9,072,763
Pamela Daley	135,327,838	211,239	102,037	9,072,763
William S. Demchak	135,249,400	288,670	103,044	9,072,763
Jessica P. Einhorn	135,306,311	234,454	100,349	9,072,763
Laurence D. Fink	133,855,353	1,255,021	530,740	9,072,763
Fabrizio Freda	135,410,408	126,450	104,256	9,072,763
Murry S. Gerber	131,899,450	3,638,740	102,924	9,072,763
James Grosfeld	132,498,016	3,039,182	103,916	9,072,763
Robert S. Kapito	134,276,717	1,267,523	96,874	9,072,763
Sir Deryck Maughan	133,302,957	2,235,105	103,052	9,072,763
Cheryl D. Mills	133,448,649	2,082,843	109,622	9,072,763
Gordon M. Nixon	133,079,459	2,457,495	104,160	9,072,763
Charles H. Robbins	135,405,595	131,466	104,053	9,072,763
Ivan G. Seidenberg	134,919,694	617,277	104,143	9,072,763
Marco Antonio Slim Domit	134,385,920	1,151,128	104,066	9,072,763
John S. Varley	135,415,356	121,933	103,825	9,072,763
Susan L. Wagner	135,383,859	157,176	100,079	9,072,763

Item 2 – Approval, in a non-binding advisory vote, of the compensation for named executive officers:

For	Against	Abstentions	Broker Non-Votes
122,153,321	13,240,569	247,224	9,072,763

Item 3 – Recommendation, in a non-binding advisory vote, on the frequency of future executive compensation advisory votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
128,470,519	140,045	6,833,724	196,826	9,072,763

Item 4 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2017:

For	Against	Abstentions	Broker Non-Votes
143,550,434	1,052,289	111,154	0

Item 5 – Shareholder proposal regarding proxy voting record on executive compensation:

For	Against	Abstentions	Broker Non-Votes
3,620,613	131,809,851	210,650	9,072,763

Item 6 – Shareholder proposal regarding production of an annual report on certain trade association and lobbying expenditures:

For	Against	Abstentions	Broker Non-Votes
24,821,249	108,607,748	2,212,117	9,072,763

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Corporate Secretary

Date: May 26, 2017